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                                  EXHIBIT 11.1

              Statement Regarding Computation of Per Share Earnings (Dollars and shares in thousands, except per share amounts)


                                                    Three Months Ended  Nine Months Ended
                                                          June 30,           June 30,
                                                    ------------------  -----------------
                                                      1997      1996      1997    1996
                                                     -------  --------  -------  --------
                                                        (Unaudited)        (Unaudited)
Primary:
          Weighted average number of common
          shares outstanding during the period        11,996   11,991    11,995    11,987
          Net effect of dilutive stock options -
          based on the treasury stock method
          using overall market price                       0        0         0         0
                                                     -------  -------   -------   -------
               Total shares                           11,996   11,991    11,995    11,987
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------
          Net income                                 $ 2,050  $ 1,027   $ 5,722   $ 2,070
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------
Earnings per share(a)                                $  0.17  $  0.09   $  0.48   $  0.17
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------
Fully diluted:
          Weighted average number of common
          shares outstanding during the period        11,996   11,991    11,995    11,987
          Net effect of dilutive stock options -
          based on the treasury stock method
          using overall market price                       8        0         8         0
                                                     -------  -------   -------   -------
               Total shares                           12,004   11,991    12,003    11,987
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------
          Net income                                 $ 2,050  $ 1,027   $ 5,722   $ 2,070
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------
Earnings per share(a)                                $  0.17  $  0.09   $  0.48   $  0.17
                                                     -------  -------   -------   -------
                                                     -------  -------   -------   -------

a    Earnings per share calculations assume exercise of all outstanding stock options and warrants using the treasury stock method of calculation.






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